(File Nos. 33-49570 and 811-6742)
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]
Check the appropriate box:
         [ ]  Preliminary Proxy Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(3)(2))
         [X]  Definitive  Proxy Statement
         [ ]  Definitive  Additional Materials
         [ ]  Soliciting Material Pursuant to ss.240.14a-11(c)or ss.240.14a-12

                                  MONARCH FUNDS
                (Name of Registrant as Specified in its Charter)

                         BOARD OF TRUSTEES OF REGISTRANT
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

         [X]  No fee required
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

              1) Title of each class of securities to which transaction applies:
                 ________________________

              2) Aggregate number of securities to which transaction applies:
                 ________________________

              3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

              4) Proposed maximum aggregate value of transaction:
                 ________________________

              5) Total fee paid:
                 ________________________

         [ ]  Fee paid previously with preliminary materials.
         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              1)  Amount Previously Paid:
                  ____________________
              2)  Form, Schedule or Registration Statement No.:
                  ____________________
              3)  Filing Party:
                  ____________________
              4)  Date Filed:
                  ____________________

M O N A R C H  F U N D S
================================================================================
Treasury Cash Fund
Government Cash Fund
Cash Fund

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 12, 1997

--------------------------------------------------------------------------------

Dear Shareholders:

Notice is hereby given that a Special Meeting of Shareholders of Treasury Cash Fund, Government Cash Fund and Cash Fund (each a "Fund" and collectively the "Funds"), the three series of Monarch Funds (the "Trust"), will be held at the offices of Forum Financial Services, Inc., the Trust's manager and distributor, at Two Portland Square, Portland, Maine 04101, on Friday, December 12, 1997 at 2:00 p.m. Eastern time, for the following purpose:

     1. To authorize the Trust, on behalf of the Funds, to vote at a meeting of Core Trust (Delaware) to approve a new Investment Advisory Agreement between Core Trust (Delaware) and Forum Investment Advisors, LLC; and

     2. To transact such other business as may properly come before the meeting.

The Proposal is discussed more fully in the attached Proxy Statement.

You are entitled to vote at the meeting and any adjournment thereof if you owned shares of any of the Funds at the close of business on November 3, 1997. If you do not expect to attend the meeting, please complete, date, sign and return the enclosed proxy card(s) in the enclosed postage paid envelope.


                                            By order of the Board of Trustees,


                                            /s/ David I. Goldstein

                                            David I. Goldstein
                                            Vice President and Secretary


Portland, Maine
November 12, 1997







--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. IN ORDER TO AVOID THE UNNECESSARY EXPENSE OF FURTHER SOLICITATION, WE URGE YOU TO INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD(S), DATE AND SIGN IT, AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.
--------------------------------------------------------------------------------

M O N A R C H  F U N D S
================================================================================
Treasury Cash Fund
Government Cash Fund
Cash Fund

                                 PROXY STATEMENT
                         SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 12, 1997

--------------------------------------------------------------------------------

INTRODUCTORY MATTERS

This is a proxy statement for Monarch Funds (the "Trust"), a registered open-end management investment company that currently has three series of shares outstanding: Treasury Cash Fund, Government Cash Fund and Cash Fund (each a "Fund" and collectively the "Funds"). This proxy statement is being furnished to the shareholders of the Funds in connection with the Board of Trustees' (the "Board") solicitation of proxies to be used at a special meeting of shareholders of the Funds to be held on December 12, 1997 or any adjournment(s) thereof (the "Meeting"). This proxy statement will first be mailed to shareholders on or about November 14, 1997.

Shareholders of the Funds on the record date, November 3, 1997, (hereafter "Shareholders") are entitled to one vote for each share held on that date. One third of the shares of a Fund outstanding on the record date, represented in person or by proxy, must be present to form a quorum for the transaction of business at the Meeting for that Fund. In the event that a quorum for a Fund is present at the meeting but sufficient votes to approve the proposal for that Fund are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares of the Fund represented at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies that they are entitled to vote for any such proposal for such adjournment and will vote those proxies required to be voted against any such proposal against such adjournment. A shareholder vote may be taken on any proposal in this proxy statement prior to adjournment if sufficient votes have been received and it is otherwise appropriate.

The persons named as proxies on the enclosed proxy card(s) will vote in accordance with your direction as indicated thereon if your proxy card is received properly executed. If you give no voting instructions, your shares will be voted in favor of the proposal described in this proxy statement. The proxy card may be revoked by giving another proxy, by letter or telegram revoking your proxy received by the Trust prior to the meeting, or by appearing and voting at the meeting.

Abstentions and broker non-votes will be counted as shares present for determining whether a quorum is present but will not be voted for or against any adjournment. Accordingly, abstentions and broker non-votes effectively will be a vote against adjournment. Abstentions will also be counted as shares present and entitled to vote. Accordingly, abstentions will effectively be a vote against the proposal. Broker non-votes will not be counted as shares present and entitled to vote. Broker non-votes are shares held by a broker or nominee as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

The solicitation of proxies, the cost of which will be borne by Forum Financial Services, Inc. ("Forum"), the Trust's manager and distributor, will be made primarily by mail but also may include telephone or oral communications by regular employees of Forum or its affiliates. These persons will not receive any compensation from the Trust for their solicitation efforts. The Trust will furnish to each person to whom the Proxy Statement is delivered, a copy of the Trust's latest annual report to shareholders upon request without charge. Requests may be directed by phone to shareholder services at (800) 754-8757 or in writing, in care of the Trust, at Two Portland Square, Portland, Maine 04101.

MASTER-FEEDER ARRANGEMENTS

Under a structure commonly referred to as "master-feeder," each of Treasury Cash Fund, Government Cash Fund and Cash Fund invests all of its investable assets in Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio (each a "Portfolio" and collectively the "Portfolios"), respectively. These three portfolios are separate series of Core Trust (Delaware) ("Core Trust"), itself a registered open-end management investment company. Each Portfolio directly acquires securities and its corresponding Fund (as well as other investors in the Portfolio) acquires an indirect interest in those securities. Under this structure, investment advisory services are rendered to the Portfolios and not the Funds, but shareholders of the Funds are afforded the right to vote on the investment advisory agreement of the Portfolios.

Under the master-feeder structure, on behalf of each Fund as an interestholder in the applicable Portfolio, the Board will vote the Fund's interest in the same proportion as Shareholders cast their votes at the Meeting. For example, as of November 3, 1997, Cash Fund owned 96.5% of the outstanding interests in Cash Portfolio (Daily Assets Cash Fund, a separate series of Forum Funds, a registered open-end management investment company, owned the other 3.5% in Cash Portfolio). If, at the Meeting, 60% of the votes cast by Cash Fund Shareholders are for Proposal 1, the Board will vote 60% of Cash Fund's interest in Cash Portfolio for the new investment advisory agreement. As of November 3, 1997, Treasury Cash Fund and Government Cash Fund owned substantially all of the outstanding interests of Treasury Cash Portfolio and Government Cash Portfolio, respectively. There can be no assurance that a majority of Cash Fund's shareholders will be able to determine the outcome of the vote by interestholders of each Portfolio on the Proposal.

PROPOSAL 1 - APPROVAL OF INVESTMENT ADVISORY AGREEMENT

Linden Asset Management, Inc. ("Linden"), current investment adviser to the Portfolios, plans to enter into a purchase and sale agreement (the "Purchase and Sale Agreement") with Forum Advisors, Inc. ("Forum Advisors"), current investment subadviser to the Portfolios, under which Forum Advisors will acquire Linden (the "Acquisition"). Management of Forum Advisors anticipates that Forum Advisors will reorganize into a limited liability company, Forum Investment Advisors, LLC ("Forum Investment Advisors") prior to the closing of the Acquisition, which is currently planned for January 2, 1998. The Acquisition will result in the automatic termination of the current investment advisory agreement between Linden and Core Trust (the "Current Advisory Agreement"). Accordingly, as a result of the anticipated termination of the Current Advisory Agreement, the Board is proposing for shareholder approval a new investment advisory agreement between Core Trust and Forum Investment Advisors with respect to each Portfolio (the "New Advisory Agreement") that would become effective upon termination of the Current Advisory Agreement. The Acquisition is contingent upon approval of the New Advisory Agreement by the interestholders of all three Portfolios. In the event the New Advisory Agreement is approved, the current investment subadvisory agreement between Forum Advisors and Core Trust will be terminated. Accordingly, there will be no subadviser to the Portfolios upon approval of the New Advisory Agreement.

In order for the New Advisory Agreement to be approved, a "majority of the interests in a Portfolio" must approve the agreement. For this purpose, a "majority of the interests in a Portfolio" requires the affirmative vote of the lesser of (i) more than 50% of the outstanding interests of the Portfolio or
(ii) 67% of the interests of the Portfolio present or represented at an interestholders meeting at which the holders of more than 50% of the outstanding interests of the Portfolio are present or represented. The Portfolios and, to the best of the Trust's knowledge, all other investment company interestholders in the Portfolios, will have a shareholders meeting on or about the same date as the Meeting.

CURRENT ADVISORY AGREEMENT

Under the Current Advisory Agreement, Linden, subject to the control of the Board of Trustees of Core Trust (the "Core Board"), manages the Portfolios' investments. In this regard, it is the responsibility of Linden to continuously provide the Portfolios with investment management, including investment research, advice and supervision, to determine which securities shall be purchased or sold by the Portfolios, and to make purchases and sales of securities on behalf of the Portfolios. The Portfolios are currently the only advisory accounts of Linden.

The Current Advisory Agreement was initially approved by the Core Board on August 30, 1995. The Current Advisory Agreement was last submitted to interestholders for approval on December 27, 1996 and is dated January 1, 1997. The Current Advisory Agreement continues in effect for successive twelve-month periods with respect to a Portfolio; provided that the continuance is specifically approved at least annually (i) by the Core Board or by vote of a majority of the outstanding voting interests of a Portfolio, and in either case, (ii) by a majority of Core Trust's trustees who are not parties to the Current Advisory Agreement or interested persons of any such party (other than as trustees of Core Trust). If the continuation of the Current Advisory Agreement is not approved as to a Portfolio, Linden may continue to render services described in the Current Advisory Agreement to the other Portfolios. Continuance of the Current Advisory Agreement in its present form was most recently approved by the Core Board at a meeting held on September 22, 1997. The Current Advisory Agreement is terminable without penalty (i) by the Core Board or by a vote of a majority of the outstanding interests in a Portfolio on 60 days' written notice to Linden or (ii) by Linden on 60 days' written notice to Core Trust. The Current Advisory Agreement will automatically terminate in the event of its assignment.

On September 1, 1995 each Fund converted to a master-feeder structure by contributing all of its assets to its respective Portfolio. Linden provided investment advisory services to each Fund prior to that date.

Prior to January 1, 1997, Linden received from each Portfolio an advisory fee for its services based on the total assets of the Portfolios combined (the "Total Portfolio Assets") as follows: 0.05% of the first $200 million of Total Portfolio Assets, 0.03% of the next $300 million of Total Portfolio Assets, and 0.02% of the remaining Total Portfolio Assets. Since January 1, 1997, Linden has received from each Portfolio an advisory fee for its services based on Total Portfolio Assets as follows: 0.06% of the first $200 million of Total Portfolio Assets, 0.04% of the next $300 million of Total Portfolio Assets, and 0.03% of the remaining Total Portfolio Assets. All advisory fees are paid to Linden monthly. The advisory fees paid to Linden for the Portfolio's fiscal year ended August 31, 1997 were: Treasury Cash Portfolio; $19,083; Government Cash Portfolio; $196,857; and Cash Portfolio; $72,872.

TERMS OF THE ACQUISITION

Linden is wholly owned by Anthony R. Fischer, Jr., its president and sole director. Linden's and Mr. Fischer's principal business address is 812 North Linden Drive, Beverly Hills, California 90210. Under the Purchase and Sale Agreement, Forum Advisors would pay to Mr. Fischer a purchase price of $750,000 for all of Linden's stock. In connection with the Purchase and Sale Agreement, Forum Investment Advisors intends to enter into an agreement (the "Consulting Agreement") with a new company solely owned by Mr. Fischer under which Mr. Fischer will continue to provide portfolio management services to the Portfolios, under the supervision of Forum Investment Advisors, for five years from the Acquisition closing date. The Acquisition is currently scheduled for January 2, 1998. Pursuant to the Consulting Agreement, Mr. Fischer will receive $250,000 to establish the consulting relationship and a monthly fee thereafter.

NEW ADVISORY AGREEMENT

Under the New Advisory Agreement, a copy of which is attached as Exhibit A, Forum Investment Advisors, subject to the control of the Core Board, will manage the Portfolios' investments. In this regard, it will be the responsibility of Forum Investment Advisors to continuously provide the Portfolios with investment management, including investment research, advice and supervision, to determine which securities shall be purchased or sold by the Portfolios, and to make purchases and sales of securities on behalf of the Portfolios. For such services, Forum Investment Advisors would receive from each Portfolio and advisory fee equal to that under the Current Advisory Agreement. As described above, Mr. Fischer will continue to provide portfolio management services to the Portfolios under the Consulting Agreement.

Like the Current Advisory Agreement, the New Advisory Agreement will continue in effect for successive twelve-month periods with respect to a Portfolio; provided that the continuance is specifically approved at least annually (i) by the Core Board or by vote of a majority of the outstanding interests in a Portfolio, and in either case, (ii) by a majority of Core Trust's trustees who are not parties to the New Advisory Agreement or interested persons of any such party (other than as trustees of Core Trust). If the continuation of the New Advisory Agreement is not approved as to a Portfolio, Forum Investment Advisors may continue to render services described in the New Advisory Agreement to the other Portfolios. The New Advisory Agreement will be terminable without penalty (i) by the Core Board or by a vote of a majority of the outstanding interests in a Portfolio on 60 days' written notice to Linden or (ii) by Linden on 60 days' written notice to Core Trust. The New Advisory Agreement will automatically terminate in the event of its assignment.

FORUM INVESTMENT ADVISORS AND ITS AFFILIATES

As described above, management of Forum Advisors anticipates that Forum Advisors will reorganize into Forum Investment Advisors, prior to the closing of the Acquisition. It is also anticipated that Forum Investment Advisors, Forum, Forum Financial Corp., the Trust's transfer agent, as well as several other of their affiliated entities, will become subsidiaries of Forum Financial Group, LLC ("Forum Financial Group"), a Maine limited liability company which will be owned solely by John Y. Keffer. The principal business address of Forum Investment Advisors as well as Forum Financial Group, will be Two Portland Square, Portland, Maine 04101. At some future time, Forum Investment Advisors, Forum, Forum Financial Corp., as well as several other of their affiliated entities, may become subsidiaries of an intermediary company to be owned solely by Forum Financial Group. If so, appropriate approval will be sought at that time.

Forum serves as the principal underwriter of each Fund, the manager of the Trust and the administrator of the Portfolios. Forum and its affiliates currently have nearly $30 billion in mutual fund assets under administration. Forum Advisors currently advises (and it is anticipated that Forum Investment Advisors will advise effective as of January 2, 1998) five mutual funds, including one money market fund, Treasury Portfolio of Core Trust. As of November 3, 1997, Treasury Portfolio had approximately $38 million in net assets. Forum Advisors receives an advisory fee at an annual rate of 0.05% of the average daily net assets of Treasury Portfolio. For the fiscal year ended March 31, 1997, and the period from April 1 to August 31, 1997, Forum Advisors received $20,637 and $9,064, respectively, in advisory fees with respect to Treasury Portfolio; no advisory fees were waived.

John Y. Keffer, Chairman and President of the Trust, and David I. Goldstein, Vice President and Secretary of the Trust, are the only executive officers of the Trust. Mr. Keffer is the president and director of Forum, Forum Advisors and Forum Financial Corp. Mr. Goldstein is a Managing Director and General Counsel of Forum. Messrs. Keffer and Goldstein also serve other investment companies, including Core Trust, in capacities similar to those they hold with the Trust. Their address is Two Portland Square, Portland, Maine 04101.

COMPARATIVE FEE TABLE (UNIVERSAL SHARES)

The following table shows, for the Funds' fiscal year ended August 31, 1997, the operating expenses of the Funds (Universal Shares) based on current levels of reimbursements and the pro forma operating expenses of the Funds assuming the proposed New Advisory Agreement had been in effect throughout the year. No fee change is proposed in the New Advisory Agreement. The purpose of the table and example that follows is to assist investors in understanding the various costs and expenses of investing in Universal Shares of the Funds (as of the date hereof, no Universal Shares of Treasury Cash Fund were outstanding).

ANNUAL OPERATING EXPENSES (as a percentage of average net assets)(1)

                                                    Government
                                                     Cash Fund               Cash Fund
                                                     ---------               ---------
                                                Actual    Pro Forma     Actual    Pro Forma
                                                ------    ---------     ------    ---------

Management Fees(2) (after fee waivers)           0.09%      0.09%        0.09%      0.09%
Other Expenses (after reimbursements)            0.09%      0.09%        0.14%      0.14%
                                                 -----      -----        -----      -----
Total Operating Expenses                         0.18%      0.18%        0.23%      0.23%

(1) All information is net of applicable waivers and reimbursements and includes the Fund's pro rata portion of the expenses of its corresponding Portfolio. Absent expense reimbursements and fee waivers, the actual and pro forma expenses of (i) Government Cash Fund would be: Management Fees; 0.14% (actual) and 0.14% (pro forma); Other Expenses; 0.12% (actual) and 0.12% (pro forma); and Total Operating Expenses, 0.26% (actual) and 0.26% (pro forma); and (ii) Cash Fund would be: Management Fees; 0.14% (actual) and 0.14% (pro forma); Other Expenses; 0.33% (actual) and 0.33% (pro forma); and Total Operating Expenses, 0.47% (actual) and 0.47% (pro forma).

(2)  Includes all advisory, management and administration fees.

EXAMPLE

The following illustrates the expenses an investor would pay on a $1,000 investment in Universal Shares under the existing and proposed fees and the expenses stated above, assuming a five percent annual return, reinvestment of all distributions and redemption at the end of each time period:

                                       1 Year            3 Years          5 Years          10 Years
                                       ------            -------          -------          --------

Actual and Pro Forma
         Government Cash Fund             $2                $5               $10              $22
         Cash Fund                        $2                $7               $13              $29

THE FIVE PERCENT ANNUAL RETURN IS NOT PREDICTIVE OF AND DOES NOT REPRESENT THE FUND'S PROJECTED RETURNS; RATHER IT IS REQUIRED BY GOVERNMENT REGULATION. THE EXAMPLE SHOULD NOT BE CONSIDERED A PRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY VARY FROM YEAR TO YEAR AND MAY BE HIGHER OR LOWER THAN THOSE SHOWN.

COMPARATIVE FEE TABLE (INSTITUTIONAL SHARES)

The following table shows, for the Funds' fiscal year ended August 31, 1997, the operating expenses of the Funds (Institutional Shares) and the pro forma operating expenses of the Funds assuming the New Advisory Agreement had been in effect throughout the year. No fee change is proposed in the New Advisory Agreement. The purpose of the table and example that follows is to assist investors in understanding the various costs and expenses of investing in Institutional Shares of the Funds.

ANNUAL OPERATING EXPENSES (as a percentage of average net assets)(1)

                                                      Treasury               Government
                                                      Cash Fund               Cash Fund              Cash Fund
                                                      ---------               ---------              ---------
                                                Actual    Pro Forma     Actual    Pro Forma    Actual    Pro Forma
                                                ------    ---------     ------    ---------    ------    ---------

Management Fees(2) (after fee waivers)           0.06%      0.06%        0.14%      0.14%        0.14%    0.14%
Other Expenses (after reimbursements)            0.39%      0.39%        0.43%      0.43%        0.43%    0.43%
                                                 -----      -----       -----       -----        -----    -----
Total Operating Expenses                         0.45%      0.45%        0.57%      0.57%        0.57%    0.57%

(1) All information is net of applicable waivers and reimbursements and includes the Fund's pro rata portion of the expenses of its corresponding Portfolio. Absent expense reimbursements and fee waivers, the actual and pro forma expenses of (i) Treasury Cash Fund would be: Management Fees; 0.14% (actual) and 0.14% (pro forma); Other Expenses; 0.53% (actual) and 0.53% (pro forma); and Total Operating Expenses, 0.67% (actual) and 0.67% (pro forma); (ii) Government Cash Fund would be: Management Fees; 0.14% (actual) and 0.14% (pro forma); Other Expenses; 0.43% (actual) and 0.43% (pro forma); and Total Operating Expenses, 0.57% (actual) and 0.57% (pro forma); and (i) Cash Fund would be: Management Fees; 0.14% (actual) and 0.14% (pro forma); Other Expenses; 0.46% (actual) and 0.46% (pro forma); and Total Operating Expenses, 0.60% (actual) and 0.60% (pro forma).

(2)  Includes all advisory, management and administration fees.

EXAMPLE

The following illustrates the expenses an investor would pay on a $1,000 investment in Institutional Shares under the existing and proposed fees and the expenses stated above, assuming a five percent annual return, reinvestment of all distributions and redemption at the end of each time period:

                                       1 Year            3 Years          5 Years          10 Years
                                       ------            -------          -------          --------

Actual and Pro Forma
         Treasury Cash Fund               $5               $14               $25              $57
         Government Cash Fund             $6               $18               $32              $71
         Cash Fund                        $6               $18               $32              $71

THE FIVE PERCENT ANNUAL RETURN IS NOT PREDICTIVE OF AND DOES NOT REPRESENT THE FUND'S PROJECTED RETURNS; RATHER IT IS REQUIRED BY GOVERNMENT REGULATION. THE EXAMPLE SHOULD NOT BE CONSIDERED A PRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY VARY FROM YEAR TO YEAR AND MAY BE HIGHER OR LOWER THAN THOSE SHOWN.

COMPARATIVE FEE TABLE (INVESTOR SHARES)

The following table shows, for the Funds' fiscal year ended August 31, 1997, the operating expenses of the Funds (Investor Shares) and the pro forma operating expenses of the Funds assuming the proposed New Advisory Agreement had been in effect throughout the year. No fee change is proposed in the New Advisory Agreement. The purpose of the table and example that follows is to assist investors in understanding the various costs and expenses of investing in Investor Shares of the Funds (as of the date hereof, no Investor Shares of Government Cash Fund were outstanding).

ANNUAL OPERATING EXPENSES (as a percentage of average net assets)(1)

                                                    Treasury
                                                    Cash Fund                            Cash Fund
                                                    ---------                            ---------
                                                 Actual    Pro Forma                  Actual    Pro Forma
                                                 ------    ---------                  ------    ---------

Management Fees(2) (after fee waivers)            0.06%     0.06%                     0.14%       0.14%
Rule 12b-1 Fees                                   None      None                      None        None
Other Expenses (after reimbursements)             0.77%     0.77%                     0.69%       0.69%
                                                  -----     -----                    ------       -----
Total Operating Expenses                          0.83%     0.83%                     0.83%       0.83%

(1) All information is net of applicable waivers and reimbursements and includes the Fund's pro rata portion of the expenses of its corresponding Portfolio. Absent expense reimbursements and fee waivers, the actual and pro forma expenses of (i) Treasury Cash Fund would be: Management Fees; 0.14% (actual) and 0.14% (pro forma); Other Expenses; 0.83% (actual) and 0.83% (pro forma); and Total Operating Expenses, 0.97% (actual) and 0.97% (pro forma); and (ii) Cash Fund would be: Management Fees; 0.14% (actual) and 0.14% (pro forma); Other Expenses; 0.71% (actual) and 0.71% (pro forma); and Total Operating Expenses, 0.85% (actual) and 0.85% (pro forma).

(2)  Includes all advisory, management and administration fees.

EXAMPLE

The following illustrates the expenses an investor would pay on a $1,000 investment in Investor Shares under the existing and proposed fees and the expenses stated above, assuming a five percent annual return, reinvestment of all distributions and redemption at the end of each time period:

                                       1 Year            3 Years          5 Years          10 Years
                                       ------            -------          -------          --------

Actual and Pro Forma
         Treasury Cash Fund               $8               $26               $46             $103
         Cash Fund                        $8               $26               $46             $103

THE FIVE PERCENT ANNUAL RETURN IS NOT PREDICTIVE OF AND DOES NOT REPRESENT THE FUND'S PROJECTED RETURNS; RATHER IT IS REQUIRED BY GOVERNMENT REGULATION. THE EXAMPLE SHOULD NOT BE CONSIDERED A PRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY VARY FROM YEAR TO YEAR AND MAY BE HIGHER OR LOWER THAN THOSE SHOWN.

FACTORS CONSIDERED BY THE BOARDS OF TRUSTEES

At a meeting held on September 22, 1997, the Core Board considered various matters in reviewing the proposed New Advisory Agreement with Forum Investment Advisors. At a meeting held September 20, 1997, and through additional information provided to the Board thereafter in connection with the Board's execution of a unanimous consent, the Board reviewed the same information in determining to submit this proposal to Shareholders. In particular, the Core Board and the Board (collectively, the "Boards") considered:

 * NATURE AND QUALITY OF SERVICES. The Boards considered the nature and quality of services rendered and the results achieved by Linden in its management of the Portfolios. The Boards also considered that Mr. Fischer would continue to provide portfolio management services to the Portfolios under the supervision of Forum Investment Advisors after the Acquisition. Also considered were the various services Forum and its affiliates currently provide to the Trust, including distribution, administration, fund accounting and transfer agency services.

 * ORGANIZATIONAL CAPABILITIES AND FINANCIAL CONDITION OF FORUM INVESTMENT ADVISORS. The Boards considered the organizational capabilities as well as the financial condition of Forum Investment Advisors.

 * ADVISORY FEES AND EXPENSES. The Boards considered the current advisory fee rate as well as the fact that there is no proposed advisory fee increase and, therefore, no impact on the Portfolios' fee rates and annual expenses (which include the advisory fee and all other operating expenses incurred by the Portfolios). For information concerning the Portfolios' expense ratios on both an existing and pro forma basis, see "Comparative Fee Table" above.

 * COMPARISONS WITH OTHER FUNDS. The Boards considered the advisory fees paid by other funds with similar investment objectives. The Boards also compared the proposed operating expense ratios of the Portfolios with the ratios of those other funds.

 * PORTFOLIO PERFORMANCE. The Boards considered the performance of the Portfolios as compared to the performance of securities indices and performance of other funds having comparable investment objectives and policies. The Boards took into account the historical investment results of the Portfolios and, prior to their conversion to a master-feeder structure, the Funds.

After full consideration of the matter, the Core Board and the Board approved the New Advisory Agreement and authorized its submission to the interestholders of the Portfolios, including the Funds, for their approval.

If approved by the interestholders of the Portfolios, the proposed New Advisory Agreement will become effective on January 2, 1998, and the New Advisory
Agreement will continue from year to year thereafter if approved in the same manner as the Current Advisory Agreement. If the New Advisory Agreement is not approved by interestholders of all three Portfolios, the Current Advisory Agreement will continue in effect in its present form.

    THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR
                                  PROPOSAL ONE

OTHER BUSINESS

Management knows of no other business to be presented at the Meeting. If any additional matters should be properly presented, it is intended that the enclosed proxy will be voted on such matters in accordance with the judgment of the persons designated in the proxy.

ADDITIONAL INFORMATION

CERTAIN INFORMATION CONCERNING SHARE OWNERSHIP

As of November 3, 1997, there were 882,584,077 shares of the Trust outstanding as follows: Treasury Cash Fund, 80,629,086 shares; Government Cash Fund, 527,002,970 shares; and Cash Fund, 274,952,021 shares. Also as of November 3, the Trust believed the following persons beneficially owned five percent or more of the total outstanding shares of each

Fund or the Trust. Management is not aware of any other person who owns of record or beneficially five percent or more of the shares of the Trust.

                                                                            Number of       Percent of
                                                                             Shares         Fund Shares
                                                                             ------         -----------
TREASURY CASH FUND

Imperial Bank (for its various customers), Los Angeles, CA                 29,068,009          36.05%
Imperial Trust Company (for its various customers), Los Angeles, CA        17,327,700          21.49%
Carolco Liquidating Trust, North Hollywood, CA                              7,394,820           9.17%
Imperial Bank, Los Angeles, CA                                              5,779,808           7.17%

GOVERNMENT CASH FUND

Superior Bank, Oakbrook Terrace, IL                                        30,113,112           5.71%
Imperial Trust Company (for its various customers), Los Angeles, CA        59,770,300          11.34%

CASH FUND

Imperial Bank (for its various customers), Los Angeles, CA                 84,287,963          30.66%
Imperial Trust Company (for its various customers), Los Angeles, CA        82,031,000          29.84%
Tegal Corporation, Petaluma, CA                                            25,361,007           9.22%
Imperial Bank, Los Angeles, CA                                             17,536,994           6.38%

As of November 3, 1997, the Trustees and officers of the Trust, in the aggregate owned 57,423 shares of the Trust, representing less than one percent of the shares of the Trust. As of November 3, the following Trustees owned shares of the Trust: Robert M. Franko, 51,072 shares; Jack J. Singer, 6,351 shares. Also as of November 3, no officer of the Trust owned any Trust shares.

SUBMISSION OF SHAREHOLDER PROPOSALS

Following the Meeting, it is anticipated that neither the Trust nor any of the Funds will hold any shareholder meetings except as required by Federal or Delaware state law. Shareholders wishing to submit proposals, including proposals to nominate persons for election as trustees, for inclusion in a proxy statement for a subsequent shareholder meeting should send proposals to the Secretary of the Trust, David I. Goldstein, in care of Forum.

NOTICE TO BANKS, BROKER-DEALERS AND VOTING TRUSTEES AND THEIR NOMINEES

Banks, broker-dealers and voting trustees and their nominees should advise the Vice President and Secretary of the Trust, David I. Goldstein, in care of Forum whether, with respect to shares of record held by them, other persons are beneficial owners of shares for which proxies are being solicited and if so, the number of copies of the Proxy Statement needed in order to supply copies to the beneficial owners of the shares.


   YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY


November 12, 1997                          By order of the Board of Trustees,


                                           /s/ David I. Goldstein

                                           David I. Goldstein
                                           Vice President and Secretary

                                    EXHIBIT A
                              CORE TRUST (DELAWARE)
                          INVESTMENT ADVISORY AGREEMENT

         AGREEMENT made the 2nd day of January, 1998 between Core Trust (Delaware) (the "Trust"), a business trust organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101, and Forum Investment Advisors, LLC (the "Adviser"), a corporation organized under the laws of State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101.

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended, (the "Act") as an open-end management investment company and is authorized to issue interests (as defined in the Trust's Trust Instrument) in separate series; and

         WHEREAS, the Trust desires that the Adviser perform investment advisory services for the series listed in Appendix A hereto (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Section 9, being herein referred to as a "Portfolio," and collectively the "Portfolios"), and the Adviser is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         SECTION 1.  THE TRUST; DELIVERY OF DOCUMENTS

         The Trust is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in its Trust Instrument and Registration Statement filed with the Securities and Exchange Commission (the "Commission") under the Act, as may be supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Trust's Board of Trustees (the "Board"). The Trust is currently authorized to issue eight series of interests and the Board is authorized to issue interests in any number of additional series. The Trust has delivered to the Adviser copies of the Trust's Trust Instrument and Registration Statement and will from time to time furnish the Adviser with any amendments thereof.

         SECTION 2.  INVESTMENT ADVISER; APPOINTMENT

         The Trust hereby employs the Adviser, subject to the direction and supervision of the Board, to manage the investment and reinvestment of the assets in each Portfolio and, without limiting the generality of the foregoing, to provide other services specified in Section 3 hereof.

         SECTION 3.  DUTIES OF THE ADVISER

         (a) The Adviser shall make decisions with respect to all purchases and sales of securities and other investment assets in each Portfolio. To carry out such decisions, the Adviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Portfolios. In all purchases, sales and other transactions in securities for the Portfolios, the Adviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

         (b) The Adviser will report to the Board at each meeting thereof all changes in each Portfolio since the prior report, and will also keep the Board informed of important developments affecting the Trust, the Portfolios and the Adviser, and on its own initiative, will furnish the Board from time to time with such information as the Adviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Portfolios' holdings, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Portfolios' maintain investments. The Adviser will also furnish the Board with such statistical and analytical information with respect to securities in the Portfolios as the Adviser may believe appropriate or as the Board reasonably may request.

         (c) In making purchases and sales of securities for the Portfolios, the Adviser will follow and comply with the policies set from time to time by the Board as well as the limitations imposed by the Trust's Trust Instrument and

                                      -A1-

Registration Statement under the Act, the limitations in the Act and in the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies and the investment objectives, policies and restrictions of the Portfolios.

         (d) The Adviser will from time to time employ or associate with such persons as the Adviser believes to be particularly qualified to assist in the execution of the Adviser's duties hereunder, the cost of performance of such duties to be borne and paid by the Adviser. No obligation may be incurred on the Trust's behalf in any such respect.

         (e) The Adviser shall either monitor the performance of brokers, dealers and other persons who introduce or execute purchases, sales and other transactions of securities and other investment assets of the Portfolios or select an introducing broker who shall, as part of its transaction charges, monitor such performance. Such persons may be affiliated with the Adviser, any investment subadviser or other affiliates of the Trust to the extent permitted by the Act.

         (f) The Adviser shall maintain records relating to portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Trust under the Act. The Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Adviser pursuant to this Agreement required to be prepared and maintained by the Trust pursuant to the rules and regulations of any national, state, or local government entity with jurisdiction over the Trust, including the Commission and the Internal Revenue Service. The books and records pertaining to the Trust which are in possession of the Adviser shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during the Adviser's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Adviser to the Trust or the Trust's authorized representatives.

         SECTION 4.  DELEGATION OF THE ADVISER'S DUTIES

         The Adviser may carry out any of its obligations under this Agreement by entering into a contract with a person(s) who (i) is registered as an investment adviser pursuant to the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or who is exempt from registration thereunder each SubAdviser; or (ii) is under the control of, and is supervised by, the Adviser ("Controlled Person") with respect to any investment advisory functions performed by such Controlled Person. The Adviser may not delegate any of its obligations under this Agreement unless it has instituted appropriate procedures for the supervision of the Controlled Person's activities.

         SECTION 5.  EXPENSES

         The Trust hereby confirms that the Trust shall be responsible and shall assume the obligation for payment of all the Trust's expenses, including: interest charges, taxes, brokerage fees and commissions; certain insurance premiums; fees, interest charges and expenses of the Trust's custodian and transfer agent; telecommunications expenses; auditing, legal and compliance expenses; costs of the Trust's formation and maintaining its existence; costs of preparing the Trust's registration statement, account application forms and interestholder reports and delivering them to existing and prospective interestholders; costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts and of calculating the net asset value of interests in the Trust; costs of reproduction, stationery and supplies; compensation of the Trust's trustees, officers and employees and the costs of other personnel performing services for the Trust; costs of Trust meetings; registration fees and related expenses for registration with the Commission and the securities regulatory authorities of other countries in which the Trust's interests are sold; state securities law registration fees and related expenses; and fees and out-of-pocket expenses payable to Forum Financial Services, Inc. under any placement agent, management or similar agreement.

         SECTION 6.  STANDARD OF CARE

         (a) The Adviser shall give the Trust the benefit of its best judgment and efforts in rendering its services to the Trust and shall not be liable for error of judgment or mistake of law, for any loss arising out of any investment, or in any event whatsoever, provided that nothing herein shall be deemed to protect, or purport to protect, the Adviser against any liability to the Trust or to the security holders of the Trust to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder. No provision of this Agreement shall be construed to protect any Trustee or officer of the Trust, or the Adviser, from liability in violation of Sections 17(h), 17(i) or 36(b) of the Act.

                                      -A2-

         (b) The Adviser shall not be held responsible for any loss incurred by reason of any act or omission of any dealer, broker or custodian; provided that such loss in not the result of the Adviser's willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or the result of the Adviser's reckless disregard of its obligations and duties hereunder.

         (c) This Section shall survive the termination of this Agreement and shall be binding upon the Trust's and the Adviser's successors and personal representatives.

         SECTION 7.  COMPENSATION

         For the services provided by the Adviser pursuant to this Agreement, the Trust shall pay the Adviser an advisory fee as set forth in Appendix B.

         SECTION 8.  EFFECTIVENESS, DURATION AND TERMINATION

         (a) This Agreement shall become effective with respect to a Portfolio immediately upon approval by a majority of the outstanding voting interests of that Portfolio.

         (b) This Agreement shall remain in effect with respect to a Portfolio for a period of two years from the date of its effectiveness and shall continue in effect for successive twelve-month periods (computed from each anniversary date of the approval) with respect to the Portfolio; provided that such continuance is specifically approved at least annually (i) by the Board or by the vote of a majority of the outstanding voting interests of the Portfolio, and, in either case, (ii) by a majority of the Trust's trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust); provided further, however, that if this Agreement or the continuation of this Agreement is not approved as to a Portfolio, the Adviser may continue to render to that Portfolio the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder.

         (c) This Agreement may be terminated with respect to a Portfolio at any time, without the payment of any penalty, (i) by the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to the Adviser or (ii) by the Adviser on 60 days' written notice to the Trust. This agreement shall terminate upon assignment.

         SECTION 9.  ADDITIONAL PORTFOLIOS

         In the event that the Trust establishes one or more series of after the effectiveness of this Agreement, such series shall become a Portfolio under this Agreement. Forum or the Trust may elect not to make any such series subject to this Agreement.

         SECTION 10.  ACTIVITIES OF THE ADVISER

         (a) Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Adviser's right, or the right of any of the Adviser's officers, directors or employees who may also be a trustee, officer or employee of the Trust, or persons otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         (b) The Adviser represents that it is currently registered, and will during the entire period this Agreement is in effect be registered, as an investment adviser under the Advisers Act.

         SECTION 11.  LIMITATION OF INTERESTHOLDER AND TRUSTEE LIABILITY

         The Trustees of the Trust and the interestholders of each Portfolio shall not be liable for any obligations of the Trust or of the Portfolios under this Agreement, and the Adviser agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Portfolio to which the Adviser's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the interestholders of the Portfolios.

                                      -A3-

         SECTION 12. NOTICE

         Any notice or other communication required to be given pursuant to this Agreement shall be in writing or by telex and shall be effective upon receipt. Notices and communications shall be given, if to the Trust, at:

                  Two Portland Square
                  Portland, Maine 04101
                  Attention: Secretary

and if to the Adviser at:

                  Two Portland Square
                  Portland, Maine 04101
                  Attention: Secretary

         SECTION 13.  MISCELLANEOUS

         (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the Act, by a vote of a majority of the outstanding voting interests of the Portfolios thereby affected. No amendment to this Agreement or the termination of this Agreement with respect to a Portfolio shall effect this Agreement as it pertains to any other Portfolio.

         (b) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (c) This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         (d) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (e) This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Delaware.

         (f) The terms "vote of a majority of the outstanding voting interests," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the Act to the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment," respectively.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                                  CORE TRUST (DELAWARE)


                                                  --------------------------
                                                  [                 ]
                                                     Trustee



                                                  FORUM INVESTMENT ADVISORS, LLC


                                                  ------------------------
                                                  John Y. Keffer
                                                  President



                                      -A4-

                              CORE TRUST (DELAWARE)
                          INVESTMENT ADVISORY AGREEMENT


                                   APPENDIX A
                             PORTFOLIOS OF THE TRUST
                              AS OF JANUARY 2, 1998


                                 Cash Portfolio
                            Government Cash Portfolio
                             Treasury Cash Portfolio



                                   APPENDIX B
                                  FEE SCHEDULE


                                 Cash Portfolio
                            Government Cash Portfolio
                             Treasury Cash Portfolio


         With respect to each of the Portfolios, the Trust shall pay the Adviser a fee based upon the total average daily net assets of the Portfolios ("Total Portfolio Assets"). The Trust shall pay the Adviser a total fee of 0.06% for the first $200 million of Total Portfolio Assets, 0.04% of the next $300 million of Total Portfolio Assets, and 0.03% of the remaining Total Portfolio Assets. Such fees shall be accrued by the Trust daily with respect to each Portfolio in the proportion that Portfolio's average daily net assets bear to Total Portfolio Assets and shall be payable monthly in arrears on the first day of each calendar month. Upon the termination of this Agreement, the Trust shall pay to the Adviser such compensation as shall be payable prior to the effective date of such termination. The Adviser shall be paid a minimum annual fee of $50,000 for its services to the Trust with respect to the Portfolios. To the extent the Adviser has delegated its responsibilities with respect to a Portfolio to a SubAdviser, the Adviser shall be responsible for payment of compensation to the SubAdviser.


                                      -A5-

M O N A R C H  F U N D S
================================================================================
Treasury Cash Fund
Government Cash Fund
Cash Fund
                                      PROXY
         SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 12, 1997

--------------------------------------------------------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

Revoking any such prior appointments, the undersigned appoints David I. Goldstein and Robert B. Campbell (or, if only one shall act, that one) proxies with the power of substitution to vote all of the shares of Treasury Cash Fund, Government Cash Fund and Cash Fund (the "Funds"), each a series of Monarch Funds (the "Trust"), registered in the name of the undersigned at the Special Meeting of Shareholders of the Funds to be held at the offices of Forum Financial Services, Inc., the Trust's manager and distributor, at Two Portland Square, Portland, Maine 04101, on Friday, December 12, 1997 at 2:00 p.m. Eastern time, and at any adjournment or adjournments thereof.


     PROPOSAL 1:

     To consider and act upon a proposal to authorize the Trust, on behalf of the Funds, to vote at a meeting of Core Trust (Delaware) to approve a new Investment Advisory Agreement between Core Trust (Delaware) and Forum Investment Advisors, LLC with respect to Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio.

            For  [ ]          Against  [ ]          Abstain  [ ]


Receipt is acknowledged of the Proxy Statement for the Special Meeting of Shareholders to be held on December 12, 1997. (NOTE: Checking the box labeled ABSTAIN will effectively be a vote AGAINST the proposal.)


         ________________________________                ___________
         Authorized Signature                               Date

         ________________________________
         Printed Name (and Title if Applicable)

         ________________________________                ____________
         Authorized Signature (Joint Investor)              Date

         ________________________________
         Printed Name (and Title if Applicable)